AMENDMENT NO. 16 TO THE TRUST INSTRUMENT

UBS SERIES FUNDS

(formerly, UBS Money Series)

Pursuant to Article IV, Section 1 and Article X, Section 8 of the Trust Instrument of UBS Series Funds (the “Trust”), the Trust Instrument of the Trust, dated April 29, 1998, as amended on July 28, 1999, May 9, 2001, April 8, 2002, March 15, 2004, August 28, 2007, October 6, 2008, May 20, 2015, October 16, 2015, December 30, 2015, April 15, 2016, August 26, 2016, October 27, 2016, March 9, 2018, October 15, 2019 and December 19, 2019 is hereby further amended as indicated below.

Schedule A is hereby amended to read as follows:

Series of the Trust

UBS Ultra Short Income Fund

Limited Purpose Cash Investment Fund

UBS Liquid Assets Government Fund

UBS Select Prime Institutional Fund

UBS Select Treasury Institutional Fund

UBS Tax-Free Reserves Fund

UBS Select Prime Preferred Fund

UBS Select Treasury Preferred Fund

UBS Tax-Free Preferred Fund

UBS Prime Preferred Fund

UBS Prime Reserves Fund

UBS Select Government Institutional Fund

UBS Select Government Preferred Fund

UBS RMA Government Money Market Fund

UBS Select ESG Prime Institutional Fund

UBS Select ESG Prime Preferred Fund

Cantor Fitzgerald Government Money Market Fund

CERTIFICATE

I, Keith A. Weller, Vice President and Secretary of UBS Series Funds, hereby certify that: (i) this Amendment No. 16 to the Trust Instrument was authorized pursuant to resolutions duly adopted by the Trust’s Board of Trustees at a meeting duly called and held on September 27, 2023 and (ii) this Amendment No. 16 to the Trust Instrument of UBS Series Funds is made in accordance with the provisions of the Trust Instrument and will become effective upon the 27th day of September, 2023. This certificate is executed as of December 18, 2023.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.

By: /s/Keith A. Weller
Keith A. Weller
Vice President and Secretary
UBS Series Funds

Subscribed and sworn before me this 18th day of December, 2023:

/s/Owen Meacham

Notary